EXHIBIT 11.1

Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250	Tel. (972) 217-4646
Allen, Texas 75013	Fax. (972) 217-4645
www.abdisheikh.com	cpa@abdisheikh.com

Ms. Arden Anderson, Esq.

Crowdfunding Lawyers

1431 E. McKinney St. #130

Denton, Texas 76209

Ms. Arden:

We hereby consent to the inclusion in this Registration Statement on Form 1-A, as amended, of our report dated April 7, 2022 of ADPI Fund I, LLC relating to the audit of the financial statements as of February 28, 2022 and for the inception-to-date period then ended and the reference to our firm under the caption “Experts” in the Registration Statement.

We consent to the inclusion in the foregoing Regulation A Offering Circular, as amended, of our report dated April 7, 2022 relating to the consolidated financial statements of ADPI Fund I, LLC as of February 28, 2022 and for the inception-to-date period then ended. We also consent to the reference to our firm under the caption “Experts”.

Abdi Sheikh-Ali, CPA, PLLC

Allen, Texas

July 7, 2022